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                                                             Exhibit 12.2



                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                   and Preferred Stock Dividend Requirements
                         Year ended December 31, 1996
                                (in thousands)


Net income from continuing operations                  $141,546

Income taxes                                             87,982

Fixed charges                                           120,359
                                                       --------

     Total                                             $349,887
                                                       ========

Interest expense                                       $109,374
Interest component of rentals                            10,985
                                                       --------

     Subtotal                                          $120,359
                                                       --------

Preferred stock dividend requirements                    24,862
                                                       --------

     Total                                             $145,221
                                                       ========

Ratio of earnings to fixed charges and
preferred stock dividend requirements                      2.41
                                                           ====

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